UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Market Street

San Francisco, CA 94103-1410

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b) and (c)

On February 5, 2019, the Board of Directors of Dolby Laboratories, Inc. (“Dolby” or the “Company”) approved the appointment of Mr. Ryan Nicholson as the Company’s principal accounting officer, effective immediately. Mr. Lewis Chew, the Company’s Executive Vice President and Chief Financial Officer, served as principal accounting officer through the date of Mr. Nicholson’s appointment and will continue to serve as principal financial officer.

Mr. Nicholson, age 44, joined Dolby in September 2011 and has served as Vice President, Corporate Controller since July 2015. He currently leads Dolby’s global accounting and external reporting. Prior to Dolby, Mr. Nicholson spent eleven years in public accounting in Ernst & Young’s Silicon Valley office. During his tenure with Ernst & Young, Mr. Nicholson served as a Senior Manager on two Fortune 100 Companies and spent two years as a Pacific Northwest resident in the Professional Practice Group. He also spent four years advising on the accounting for complex transactions at eBay Inc. Mr. Nicholson earned his B.S. degree in Accounting from the University of Wyoming.

There are no family relationships between Mr. Nicholson and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Nicholson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

5.07(a) and (b)

At the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”), held on February 5, 2019, at the Company’s principal executive offices located at 1275 Market Street, San Francisco, California, 94103, the Company’s stockholders:

1.	Elected eight directors to serve until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	Approved an advisory vote to approve the compensation of the Company’s named executive officers;

3.	Approved, on an advisory basis, one year as the frequency of holding future advisory votes to approve the compensation of the Company’s named executive officers; and

4.	Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 27, 2019.

Each share of the Company’s Class A common stock is entitled to one vote, and each share of the Company’s Class B common stock is entitled to ten votes, on all matters submitted to a vote of stockholders at the Annual Meeting. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting. At the Annual Meeting, the holders of Class A common stock and Class B common stock voted as follows:

Proposal 1 – Election of directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
Kevin Yeaman	433,691,696	464,906	6,690,222
Peter Gotcher	432,194,181	1,962,421	6,690,222
Micheline Chau	433,915,849	240,753	6,690,222
David Dolby	433,357,057	799,545	6,690,222
N. William Jasper, Jr.	433,131,487	1,025,115	6,690,222
Simon Segars	433,058,073	1,098,529	6,690,222
Roger Siboni	432,128,100	2,028,502	6,690,222
Avadis Tevanian, Jr.	432,676,471	1,480,131	6,690,222

All director nominees were duly elected.

Proposal 2 – Approval of an advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
431,360,857	2,766,526	29,219	6,690,222

Proposal 2 was approved.

Proposal 3 – Approval of an advisory vote on the frequency of holding future advisory votes to approve the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
431,584,532	1,457,644	674,585	439,841	6,690,222

A frequency of one year was approved.

Proposal 4 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 27, 2019:

Votes For	Votes Against	Abstentions
440,482,278	307,439	57,107

Proposal 4 was approved.

5.07(d)

In accordance with the recommendation of the Board of Directors, the Company’s stockholders approved, on an advisory basis, one year as the frequency for holding future advisory votes to approve the compensation of the Company’s named executive officers. In light of such approval, the Company intends to hold an advisory vote on the compensation of the Company’s named executive officers on an annual basis until the next required vote on the frequency of holding an advisory vote to approve named executive officer compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ ANDY SHERMAN
Andy Sherman
Executive Vice President, General Counsel and Secretary

Date: February 8, 2019